Exhibit 99.1
Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Combined Carve-out Financial Statements
Year Ended December 31, 2021

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Combined Carve-out Financial Statements
Year Ended December 31, 2021

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Contents

Independent Auditor’s Report	3

Combined Carve-Out Financial Statements

Balance Sheet	6

Statement of Operations	7

Statement of Changes in Parent Net Investment	8

Statement of Cash Flows	9

Notes to Combined Carve-out Financial Statements	10

Independent Auditor’s Report

Board of Directors
Chesapeake Companies
Greenbelt, Maryland

Opinion

We have audited the Combined Carve-Out Financial Statements of the Chesapeake Companies (A Carve-Out of MHI Hotels Services, LLC) (the “Company”), which comprise the combined balance sheet as of December 31, 2021, and the related combined statements of operations, changes in parent net investment, and cash flows for the year then ended, and the related notes to the combined carve-out financial statements.

In our opinion, the accompanying combined carve-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Carve-Out Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Carve-Out Financial Statements

Management is responsible for the preparation and fair presentation of the combined carve-out financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined carve-out financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined carve-out financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Carve-Out Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined carve-out financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined carve-out financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined carve-out financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined carve-out financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Dallas, Texas
June 29, 2022

Combined Carve-Out Financial Statements

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Combined Balance Sheet

December 31, 2021

Assets

Current Assets
Cash and cash equivalents	$7,085
Accounts receivable	594,415
Prepaid expenses and other	48,909
Due from related parties	62,039

Total Current Assets	712,448

Non-Current Assets
Deposits	12,965
Advances to customers	35,567

Total Non-Current Assets	48,532

Total Assets	$760,980

Liabilities and Parent Net Investment

Current Liabilities
Accounts payable	53,902
Sales taxes payable	56,159
Accrued expenses	307,497

Total Current Liabilities	417,558

Commitments and Contingencies (Note 7)

Parent Net Investment	343,422

Total Liabilities and Parent Net Investment	$760,980

See notes to combined financial statements.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Combined Statement of Operations

Year Ended December 31, 2021

Revenues
Hotel base management fees	$3,477,704
Hotel incentive management fees	31,424
Accounting and other fees	508,567
Cost reimbursement revenue	31,141,449
Other	106,032

Total Revenues	35,265,176

Operating Expenses
Payroll and related expenses	5,347,306
General and administrative expenses	628,733
Selling expenses	122,830
Reimbursed expenses	31,141,449
Other operating expenses	162,837

Total Operating Expenses	37,403,155

Operating Loss	(2,137,979)

Other Income	32,210

Income before Provision for Income Taxes	(2,105,769)

Provision for state income taxes	71

Net Loss	$(2,105,840)

See notes to combined financial statements.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Combined Statement of Changes in Parent Net Investment

Parent Net Investment

Balance, December 31, 2020	$441,642

Net loss	(2,105,840)

Contributions from MHI Hotels Services, LLC	2,007,620

Balance, December 31, 2021	$343,422

See notes to combined financial statements.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Combined Statement of Cash Flows

Year Ended December 31, 2021

Cash Flows from Operating Activities
Net loss	$(2,105,840)
Changes in:
Accounts receivable	(50,461)
Due from related parties	(31,086)
Prepaid expenses and other	18,921
Deposits	(2,145)
Advances to customers	40,000
Accounts payable	(100,454)
Accrued expenses	(19,790)
Sales taxes payable	20,650

Net cash used in operating activities	(2,230,205)

Cash Flows from Financing Activities
Contributions from MHI Hotels Services, LLC	2,007,620

Net cash from financing activities	2,007,620

Net decrease in cash and cash equivalents	(222,585)

Cash and Cash Equivalents, beginning of year	229,670

Cash and Cash Equivalents, end of year	$7,085

See notes to combined financial statements.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Notes to Combined Carve-out Financial Statements

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The combined carve-out financial statements consist of the hotel management operations division of MHI Hotels Services, LLC (“MHI”), including its subsidiaries that have approximately 30 hotel management contracts, personnel and operating costs, contracts and agreements, and assets and liabilities dedicated to its hotel management business. Specifically, the entities that are a party to the hotel management contracts and employ hotel-level personnel are as follows:

•Chesapeake Hospitality, LLC
•Chesapeake Hospitality II, LLC
•Chesapeake Hospitality III, LLC
•Chesapeake Hospitality IV, LLC
•Chesapeake Hospitality V, LLC
•Chesapeake Hospitality VI, LLC
•ACSB Hospitality, LLC
•Chesapeake Payroll Services, LLC

Collectively, the above are known as the Chesapeake Companies (the “Company”). Ashford Hospitality Holdings, LLC and Remington Holdings, L.P. (collectively, “Ashford”), each a subsidiary controlled by Ashford Inc., purchased the Chesapeake Companies on April 15, 2022. In conjunction with the purchase, Ashford retained approximately 20 MHI corporate-level employees dedicated to MHI’s hotel management operations and assumed certain contracts and agreements related to these operations. The allocated personnel costs for MHI employees who supported its hotel management operations but were not retained by Ashford, including certain allocated overhead costs, are also included in the accompanying combined carve-out financial statements.

Chesapeake Payroll Services, LLC is the employer for personnel at the Company’s managed hotels. The expenses related to the managed hotels' payroll, payroll taxes and benefits are recorded on the combined carve-out statement of operations as reimbursed expenses, and the related reimbursement amounts due from clients are recorded as cost reimbursement revenues.

Basis of Presentation

The accompanying combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). These financial statements have been prepared on a "carve out" basis from MHI’s financial statements and reflect the historical results of operations, cash flows, assets and liabilities related to MHI’s hotel management operations division. The historical costs and expenses reflected in these combined carve-out financial statements include allocations of certain corporate functions. These allocations reflect significant assumptions, and the combined carve-out financial statements do not fully reflect what the Company’s financial position, results of operations and cash flows would have been had MHI’s hotel management operations division been operated exclusively within a stand-alone company during the period presented.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Notes to Combined Carve-out Financial Statements

Carve-out Methodology

Cash related to operational lines of business is maintained in separate general ledger accounts. Accounts receivable and due from related parties are allocated based on existing segregation of receivables into distinct general ledger accounts. Prepaid expenses and accounts payable are allocated based on existing segregation of prepaids and payables into distinct general ledger accounts. Accrued expenses were reviewed in detail for items expensed to the carve-out departments and were allocated accordingly.

Intercompany transactions between the combined entities are eliminated in the combination. Transactions between the Company and MHI, its parent, have been included in these combined carve-out financial statements and are forgiven at the time the transaction are recorded. The total net effect of the settlement of the intercompany transactions is reflected in the combined carve-out statement of cash flows as a financing activity and in the combined carve-out balance sheet as a parent net investment. The components of the net transfers to and from MHI as of 31 December 2021 are as follows:

(In thousands)
2021

Cash pooling and general financing activities	$4,190
Corporate allocations	(2,182)

Net contribution from MHI Hotels Services, LLC investment	$2,008

MHI segregates financial transactions by operating departments for most statement of operations activity. Revenues for the carved-out departments were recorded in respective general ledger accounts as were the related expenses. For general overhead items expenses were generally allocated based either on a proportionate share of leased square footage, personnel costs or by a more exact method if detailed information was available.

Use of Estimates

The preparation of combined carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

At December 31, 2021, the Company’s cash account balance was within federally insured limits. The Company has never experienced any losses due to amounts exceeding federally insured limits.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Notes to Combined Carve-out Financial Statements

Accounts Receivable

Accounts receivable are stated at the amount billed to the hotels. Ordinarily, accounts receivable are due within one month after the fee revenues are recognized. The Company provides an allowance for doubtful accounts, if any, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts that are past due more than 60 days, are reviewed monthly to determine if they are collectible. Accounts deemed uncollectible are written off and charged to bad debt expense. There were no allowances for doubtful accounts as of December 31, 2021.

Advance to Customers

The Company provided working capital for two of its managed hotels; the Hackerman-Patz House at St Joseph’s Hospital and the Hackerman-Patz House at University of Maryland Rehabilitation & Orthopedic Institute. At December 31, 2021, the outstanding balances due from these hotels to the Company was $30,467 and $5,100 respectively.

Accrued Expense

Accrued expenses primarily consist of payroll related liabilities of $260,769 and other miscellaneous accruals of $46,727 as of December 31, 2021.

Income Taxes

MHI has chosen to treat the single-member LLCs included in the Company as disregarded entities under the provisions of the Internal Revenue Code (IRC). Therefore, all income or loss related to the Company is included in the federal income tax return of MHI. MHI is a multi-member LLC that has elected to be taxed as a partnership. All income and expense from the LLCs are passed through to the individual members.

The Company is subject to the relevant state income tax which amounted to $71 in 2021. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in general and administrative expenses. In management’s assessment, the Company had no uncertain tax positions at December 31, 2021. The 2018 through 2020 tax years remain subject to examination.

Revenue Recognition

Revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company determines revenue recognition through the following steps:

•Identification of the contract, or contracts, with a customer
•Identification of the performance obligations in the contract
•Determination of the transaction price
•Allocation of the transaction price to the performance obligations in the contract
•Recognition of revenue when, or as, we satisfy a performance obligation

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Notes to Combined Carve-out Financial Statements

In determining the transaction price, we include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. The Company does not disclose the amount of variable consideration that is expected to be recognized in future periods as the consideration is allocated entirely to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation, and the terms of the consideration relate specifically to the Company’s efforts to transfer the service.

The Company enters into hotel management agreements with customers to provide management services to their hotels. The Company receives base hotel management fees of 2.5% to 3.5% of gross hotel revenues subject to a minimum fee for certain agreements. Most hotel management contracts also provide for fixed monthly accounting and revenue management fees for managing the hotel employees and daily operations of the hotels included in accounting and other fees in the combined statement of operations. Additionally, most contracts provide for the Company to receive an Incentive Management Fee (“IMF”) of 5%-10% of the amount of the hotel’s actual gross operating profit for the 12-month measurement period specified in each contract that exceeds gross operating profit for the prior year’s comparable measurement period. In some cases, the IMF is limited to 0.5% of hotel gross revenue for the respective period. The hotel base management fees and accounting and revenue management fees are recognized monthly. IMFs are recognized when management deems it will be earned and is collectible which is generally determined at the end of the fiscal year.

Cost reimbursement revenue from managed hotels primarily consists of the payroll, payroll taxes and benefits, and related expenses at hotels where the Company is the employer per the hotel management agreements. The Company is also reimbursed for third-party IT, purchasing, legal and other support services provided to hotels. These third-party costs are contractually reimbursed by the owners. These expenses, which are reimbursed at cost, are recorded on the combined carve-out statement of operations as reimbursed expenses, and the related reimbursement amounts due from clients are recorded as cost reimbursement revenues.

2. Related-party Transactions

During 2021, the Company paid for expenses or received benefit of services from entities under common ownership and associated with the hotel management business. Maryland Hospitality, Inc. provided health insurance and employee benefit programs totaling $938,579. The Company provided workers compensation insurance to MHI’s owned Ledo Pizza restaurants totaling $22,252 and other pass through expenses of $199,812. At December 31, 2021, the total due from MHI, the Company’s parent, and Maryland Hospitality, Inc., a related party through common ownership, was $62,030.

3. Operating Leases

MHI is the responsible party under a lease for office space that expires in July 2026. The lease required cash payments of approximately $133,822 in 2021, and requires cash payments of approximately $132,765 in 2022, $136,017 in 2023 and $139,349 in 2024 and onward. Through April 15, 2022, MHI shared the office space with the Company and MHI’s other operating businesses. The Company had no formal sublease agreement with MHI. Lease expense allocated to the Company for the year ended December 31, 2021, was $106,326. The lease expense allocated is based on the estimated proportion of leased square footage used by employees wholly or partially dedicated to the Company.

Upon the sale of the Company on April 15, 2022, the office lease was retained by MHI and the leased space is no longer shared with the Company.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Notes to Combined Carve-out Financial Statements

4. Disclosures About Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level I prices, such as quoted prices of similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments, including accounts receivable, accounts payable and accrued expenses approximate fair value because of the relatively short maturity of these instruments.

Combined Carve-Out Financial Statements of the Chesapeake Companies
(A Carve-Out of MHI Hotels Services, LLC)

Notes to Combined Carve-out Financial Statements

5. Retirement Savings Plan

MHI sponsors a defined contribution retirement savings plan (the "Plan") covering substantially all employees of the Company. Employer contributions to the Plan are determined annually by the Chief Executive Officer of MHI. Expenses for employer contributions to the Plan allocated to the Company were $55,785 for 2021.

6. Significant Estimates and Concentrations

U.S. GAAP requires disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Management does not believe that the Company has significant estimates and current vulnerabilities due to concentrations.

7. Commitment and Contingencies

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. Management does not believe the disposition or ultimate resolution of such claims and lawsuits will have a material adverse effect on the Company’s financial position, results of operations and cash flows.

8. Subsequent Events

Subsequent events have been evaluated through June 29, 2022, which is the date the combined carve-out financial statements were available to be issued.

On April 15, 2022, MHI entered into a Membership Interest Purchase and Contribution Agreement (the “Agreement”) with Ashford. Pursuant to the Agreement, Ashford acquired the Company for an initial consideration of $15.75 million, payable with $6.3 million in cash and $9.45 million of a new Series CHP Convertible Preferred Unit, which will pay a 7.28% annual dividend and have a $117.50 conversion price per share. MHI may also earn up to $10.25 million of additional consideration based on the Company’s base management fee contribution to Ashford for the 12-month periods ending March 2024 and March 2025 for a total potential consideration of $26.0 million.